UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015 (July 7, 2015)

MISONIX, INC.

(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2015, MISONIX, INC. (the "Company") and Sanwood Realty Co. (“Landlord”) entered into a Lease Modification Agreement (the “Lease Extension”). Pursuant to the Lease Extension, the Company and Landlord agreed, effective July 1, 2015, to extend the Company’s lease of the premises at 1938 New Highway, Farmingdale, New York, the Company’s corporate headquarters and manufacturing facility, for a three (3) year term through June 30, 2018. The rent for the renewal term is (a) $305,690.27 for the year ending June 30, 2016; (b) $314,860.97 for the year ending June 30, 2017; and (c) $324,306.80 for the year ending June 30, 2018. The Company has an option to renew its lease for one (1) additional term of two (2) years at a renewal rate of (i) $334,036.00 for the first year and (ii) $344,057.08 for the second year of such renewal term.

The foregoing description of the Lease Extension is qualified in its entirety by reference to the provisions of the Lease Extension attached to this report as Exhibit 10.28.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.28  Lease Modification Agreement, dated as of July 1, 2015, between Sanwood Realty Co. and MISONIX, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2015	MISONIX, INC.

	By:	/s/ Richard A. Zaremba
Richard A. Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.28    Lease Modification Agreement, dated as of July 1, 2015, between Sanwood Realty Co. and MISONIX, INC.